As filed with the Securities and Exchange Commission on May 5, 2000

Registration No. 002-97360-A



FORM S-4



                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         LIGHT MANAGEMENT GROUP, INC.
                 FORMALLY KNOWN AS:  TRITON ACQUISITION CORP.

                (Name of small business issuer in its charter)

3060 Mainway Drive, Suite 301, Burlington, Ontario, Canada L7M1A3; Telephone (905) 319-1111
(Address and telephone number of Registrant's principal executive offices and principal place of business)

CSC Services of Nevada, Inc.
502 East John Street
Carson City, NV 89706
(779) 882-3072
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


CALCULATION OF REGISTRATION FEE



Title of each                        Proposed          Proposed
class of                             maximum           maximum            Amount of
securities to     Amount to be       offering price    aggregate          registration
be registered     registered (1)     per unit (12)     offering price     fee

Common shares     500,000            $1.00 US          $500,750 US       $132.00

(1) This Registration Statement relates to the securities of the Registrant to be issued to the shareholders of Light Management Group, Inc. (Light) and Exclusive Advertising, Inc. (Exclusive), pursuant to an Agreement dated March 24, 2000.

(2) Estimated solely for purposes of calculating the registration fee. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

LIGHT MANAGEMENT GROUP, INC.

CROSS REFERENCE SHEET

(Showing Location in the Prospectus/Proxy of Information
Required by Items 1 through 19, Part I, of Form S-4)

Item in Form S-4     Prospectus/Proxy Caption

1.                                 Front of Registration Statement and
                                    Outside Front Cover of Prospectus
                                     Facing Page of Registration Statement;
                                     Outside Front Page of Prospectus

2.                                 Inside Front and Outside Back Cover
                                    Pages of Prospectus
                                    Inside Front Cover Page of Prospectus;
                                    Outside Back Page of Prospectus

3.                                 Summary Information and Risk Factors
                                    Prospectus Summary; Risk Factors

4.                                 Terms of Transaction
                                    Prospectus Summary.  The Merger; The
                                    Transaction; Tax Consequences

5.                                 Pro Forma Financial Information
                                    Pro Forma Financial Information

6.                                 Material Contacts with Company Being
                                    Acquired
                                    Management; Certain Transaction

7.                                 Re-offering by Persons deemed
                                    Underwriters
                                    Shares Eligible for Future Sale

8.                                 Interest of Named Experts and Counsel
                                    Experts; Legal Matters

9.                                 Disclosure of Commission Position on
                                    Indemnification for Securities Act
                                    Liabilities
                                    Indemnification of Directors and
                                    Officers

14.                               A. Description of Business
                                    Light/Business

                                    B. Description of Property
                                    Properties


                                    C. Legal Proceedings
                                    Legal Proceedings

17.                               Information regarding Exclusive
                                    The Companies; Certain Transactions
                                    Exclusive/Business

18.
                                    Information in Proxies, Consents or
                                    Authorizations are to be Solicited
                                    Proxy Information

SUBJECT TO COMPLETION, DATED MAY 5, 2000

PROSPECTUS/PROXY STATEMENT

LIGHT MANAGEMENT GROUP, INC.

A Nevada Corporation

This Prospectus/Proxy relates to the proposed merger between LIGHT MANAGEMENT GROUP, INC. (LIGHT) with EXCLUSIVE
ADVERTISING, INC. (EXCLUSIVE), pursuant to an Agreement and Plan of Merger dated March 24th, 2000.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO
CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE DILUTION AND RISK
FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus/proxy shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prior to this registration, there has been no public market for the shares of Common Stock other than trading on the Over-the Counter
Bulletin Board. See RISK FACTORS and DESCRIPTION OF SECURITIES.
Light is still required to maintain certain minimum criteria, of which there can be no assurance (See RISK FACTORS).

The date of this Prospectus/Proxy Statement is May 5, 2000.

AVAILABLE INFORMATION

Light filed a Form 10QSB with the Securities and Exchange Commission (the Commission) on April 9, 1999, and is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act) and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the Commission).

Reports and other information filed by Light can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company has filed with the Commission a registration statement on Form S-4 (herein together with all amendments and exhibits referred to as the Registration Statement) under the Securities Act of 1933, as amended (the Act) of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement. Light's Form 10QSB is hereby incorporated herein by reference. This includes the following Exhibits:

3.1     Articles of Incorporation of Light

3.2     By-Laws of Light

4.1    Agreement and Plan of Merger

4.2    Consent of Directors of Light

4.3    Consent of Directors of Exclusive

Light will provide without charge copies of its Form 10QSB and any exhibit upon request made to Light's offices, as identified herein. To obtain timely delivery, holders must request the information no later than five business days before the date they must make their investment decision. To request information security holders must contact:

Mr. Barrington L. Simon, CEO
Light Management Group, Inc.
Suite 301, 3060 Mainway Drive
Burlington, Ontario
Canada L7M 1A3
(905) 319-1111

TABLE OF CONTENTS                                            Page

Available Information                                        Inside
                                                             Front Cover
Prospectus/Proxy Summary                                     6
The Companies                                                7

The Reorganization/Exchange-Summary                          7
Risk Factors                                                 8
Terms of Transaction                                         10
Special Meeting                                              10
The Transaction                                              11
Tax Consequences                                             12
Pro Forma Financial Information                              12
Material Contacts with Company Being Acquired                12
Reoffering by Persons Deemed Underwriters                    12
Interest of Named Experts and Counsel                        12
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                               13
Information with Respect to Registrant                       14
Light Business                                               14
Dilution                                                     14
Capitalization                                               14
Selected Financial Information                               15
Management                                                   16
Principal Stockholders                                       19
Market Price and Dividend Policy                             19
Description of Securities                                    20
Litigation                                                   20
Information with Respect to Exclusive                        20
Exclusive Business                                           20
Exclusive Selected Financial Information                     21
Exclusive Information Regarding
Exclusive Securities                                         21
Exclusive Management                                         21
Exclusive Executive Compensation                             21
Exclusive Certain Transactions                               21
Proxy Information                                            21
Financial Statements                                         21

ITEM 3.     PROSPECTUS/PROXY SUMMARY AND RISK FACTORS

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

THE COMPANIES

Light Management Group, Inc. (Light) was organized under the laws of the State of Nevada on April 20, 1998 under the name Triton
Acquisition Corp.   Our primary activity has been directed toward
growth through merger and acquisition of high technology companies that utilize the unique properties of light. Triton Acquisition Corp. was a vehicle designed to be acquired by a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board (OTC BB).

Exclusive was incorporated in Ontario Canada on August 24, 1995. It is a privately held Canadian corporation. Exclusive's primary and sole activity has been the marketing of advertising space on Toronto's GO Transit system. Exclusive holds the exclusive contract to sell such advertising space.

Exclusive has 100 shares of stock outstanding. Book value is $1.00 per share. Stock is not traded. All 100 shares of stock are held by Gare Pare.

Light, formally known as Triton Acquisition Corp., plans to expand its holdings through the merger and acquisition of promising high technology companies. Once the acquisitions have been deemed by the Board of Directors to be of such strength as to warrant a possible sale and/or distribution to become a self-standing publicly traded company.

Light's executive offices are located at 3060 Mainway drive, Suite 301, Burlington, Ontario, Canada L7M1A3, (905) 319-1111.

Exclusive's executive offices are located at 4181 Sladeview Crescent, Unit 44, Mississauga, Ontario, Canada L5L 5R2.

THE MERGER SUMMARY

Light has entered into an Agreement and Plan of Merger (Merger) with Exclusive. Exclusive has been acquired by Light through an exchange of shares with Exclusive, which has now been merged with and into Light.
The Merger requires Light to issue 500,000 shares of common stock from treasury, $.001 par value, to the existing shareholders of Exclusive for 100% of all shares of common stock of Exclusive, $0.01 par value.

The Board of Directors of Light unanimously voted in favor of the Merger at a special meeting held March 24, 2000.

The Board of Directors of Exclusive unanimously voted in favor of the Merger at a special meeting held May 31, 1999.

Securities Outstanding Prior to the Offering:  Light Common Stock
 16,177,424 Shares

Subsequent to the Offering: Light Common Stock 15,677,424

RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT IN THE COMPANY.  EACH PROSPECTIVE INVESTOR SHOULD
CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Dependence Upon Management. After the Merger, we will be substantially dependent upon the personal efforts and ability of our President, Secretary, and Directors, Barrington L. Simon, Bryan
Latimer and Ian Brock.

The loss or inability of Barrington L. Simon, Bryan Latimer and Ian Brock to perform any of their respective duties may have a serious adverse effect upon our activities and could significantly delay the achievements of our economic goals. (See MANAGEMENT).

Requirement of Audited Financial Information for Businesses That May
Be Acquired.

We will be subject to the periodic reporting requirements of the Exchange Act. Current reports will be required each time a reportable event occurs relating to our business affairs. Should we contemplate the acquisition of a significant amount of assets of another company or of the other company itself, it will be required to provide the Securities and Exchange Commission with certified financial statements of the company or companies to be acquired. No assurances can be given that such certified financial statements of a contemplated acquisition will be available to us. We may, therefore, be precluded from making such acquisition or acquisitions if the requisite financial information is unavailable or can only be obtained at excessive cost to us.

Subsequent to this Offering, there are no assurances that a public trading market shall continue to exist for the Common Stock of Light. There can be no assurances that a public trading market for the Common Stock will be sustained. Although we anticipate that it will continue on the OTC BULLETIN BOARD.
Consequently, there can be no assurance that a regular trading market, other than OTC trading, for our securities will develop in the future. If a trading market does in fact develop for the securities offered hereby, there can be no assurance that it will be maintained. If for any reason such securities fail to maintain their listing on OTC BB, the listing is not maintained, or a public trading market ceases to exist, holders of such securities may have difficulty in selling their securities should they desire to do so.

Dilution.

With the completion of the Merger, the net tangible book value per share of Light's Common Stock will be $.03 which does not reflect any substantial increase in the Company's net book value.

Dividends.

Light, as of the date of this registration, has paid no dividends on its Common Stock since its inception. However, Light does intend to pay dividends on its Common Stock in the foreseeable future. Light hereby reserves the right to determine what if any distribution shall be considered a dividend, within the confines of state and federal law. Any earnings which Light may realize in the foreseeable future may be retained for the benefit of Light and to finance its economic growth (See DESCRIPTION OF SECURITIES).

Loss of Control of Exclusive by Present Shareholder After Offering.

Since the completion of the Merger, Exclusive's present shareholder owns less than 4% of the shares issued and outstanding of the parent company Light. Accordingly, as a practical matter, Exclusive's present shareholder no longer is in a position to elect all of our directors and control its policies. (See DILUTION, and PRINCIPAL SHAREHOLDERS).

Shares Available for Resale.

The 500,000 shares of our Common Stock will be free trading securities and, in the future, may be sold in compliance with Rule 144 adopted under the Securities Act, as amended. Possible or actual sales of our Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of our Common Stock in any market which is in existence or may develop (See DILUTION and CERTAIN TRANSACTIONS).

For Tax Consequences of the transaction see Item 4 TAX CONSEQUENCES

For information regarding Light's book value per share, cash dividends per share, income per share from continuing operations and market value of securities on the day preceding the day the agreement was entered, see FINANCIAL STATEMENTS.

Vote is not required for approval of the transaction.

There are no Federal or State requirements that must be complied with.

Dissenter's right.

Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares. Dissenter's rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

ITEM 4.     TERMS OF TRANSACTION

THE SPECIAL MEETING

If necessary, a special meeting of the shareholders of Light and Exclusive will be held at the executive offices of Light at 3060 Mainway
Drive, Suite 301, Burlington, Ontario, Canada L7M 1A3, on May 30, 2000, at 12 noon, Eastern Standard Time.

At the special meeting, holders of Light/Exclusive shares will affirm and vote upon (i) a proposal to adopt the Agreement and Plan of Merger attached as Schedule A to this Prospectus/Proxy
(the Merger) providing for Exclusive's merger with and into Light, and the issuance to Exclusive shareholders of 500,000 common shares of Light issued from treasury for 100% of Exclusive's issued and outstanding capital structure, in connection therewith, (ii) any other matters that may properly come before the special meeting.

The record date for the special meeting is May 30, 2000.

The vote of the holders of a majority of the outstanding shares of Light and Exclusive's Common Stock entitled to vote shall be taken to affirm and adopt in its entirety the Merger Agreement.

All shares of Light and Exclusive's Common Stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance
with the instructions indicated on such proxies.   If no
instructions are indicated, such proxies will be voted for the adoption of the Merger Agreement.

Any proxy given may be revoked by the person giving it at any time, without affecting any vote previously taken, by (i) giving notice to the Secretary of Exclusive in writing or in open meeting or (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Exclusive before the taking of the vote at the special meeting. Any written notice of revocation or subsequent proxy should be sent and delivered to Light or Exclusive as the case may be, Attention: Secretary, or hand delivered to the

Corporate Secretary at or before the taking of the vote at the special meeting.

THE TRANSACTION

Exclusive has exchanged 100% of its issued and outstanding common shares for 500,000 common shares of Light, issued from Light's authorized but unissued treasury stock. Exclusive has become a wholly owned subsidiary of Light.

In accordance with the Merger Agreement, on its effective date, the officers and directors of Light resigned, and were replaced by Barrington L. Simon, Bryan Latimer and Ian Brock who shall remain as officers and directors of Light.

On the effective date of the Merger Agreement, each of the outstanding shares of Exclusive's common stock were exchanged for 500,000 shares of Light's common stock. After the Merger, there are 15,677,424 Light shares outstanding.

The business combination will be accounted for as a pooling of interests in accordance with Generally Accepted Accounting Principals.

TAX CONSEQUENCES

The Reorganization contemplated by this Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section
368(A) of the Internal Revenue Code of 1986, as amended.

REASONS FOR ENGAGING IN TRANSACTION

Light wished to acquire Exclusive for its advertising contract with the Toronto transit system, its sole asset.

DIFFERENCES BETWEEN THE RIGHTS OF SECURITY HOLDERS OF THE COMPANY
BEING ACQUIRED AND THE RIGHTS OF HOLDERS OF SECURITIES BEING
OFFERED.

None

ITEM 5.     PRO-FORMA FINANCIAL INFORMATION

Please see attached audited financial statements for Light and Exclusive.

ITEM 6.     MATERIAL CONTACTS WITH COMPANY BEING ACQUIRED

Pursuant to the Agreement and Plan of Merger with Exclusive, 100% of the outstanding common stock of Exclusive has been exchanged for shares of Light's common stock based on a value of $1.00 US per share.

ITEM 7.     REOFFERING BY PERSONS DEEMED UNDERWRITERS

Since the consummation of this Merger, Light has 15,677,424 shares of Common Stock outstanding. Of these shares, the 500,000 shares issued in the Merger Agreement are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with us) which will be Subject to the limitations of Rule 144 adopted under the Act.

ITEM 8.     INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

ITEM 9.     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

The bylaws of Light do provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of Exclusive do provide for such indemnification, and management intends that the bylaws of each company shall provide for indemnification of officers and directors to the extent permitted by Nevada law for Light and by Canadian law for Exclusive.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 14.     INFORMATION WITH RESPECT TO REGISTRANT

LIGHT BUSINESS

Light was organized under the laws of the State of Nevada on April 20, 1998 under the name Triton Acquisition Corp. The Board of Directors of Triton Acquisition Corp. changed its name to Light Management Group, Inc. at a special meeting of the Board held on May 19, 1999. Since inception, Light's primary activity has been directed to organizational efforts. Triton Acquisition Corp. was designed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

DILUTION

The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.

At December 31, 1999, we had outstanding an aggregate of 16,177,424 shares of Common Stock having an aggregate net tangible book value of $471,565 or $.03 per share. After giving effect to the 500,000 shares to be issued in connection with the Merger, the pro forma net tangible book value of the Common Stock would be approximately $.03 per share. This does not represent an increase in pro forma net tangible book value per share.

Additionally, Light may, in the future, issue shares of its Common Stock for whatever business purposes we deem valid. Such issuances of shares of Common Stock, including shares issuable pursuant to a company stock option plan, may result in a further dilution of the interest of our shareholders as well as the percentage of ownership of purchasers of shares in this Offering.

CAPITALIZATION

The following table sets forth the capitalization of Light as of December 31, 1999 and as adjusted to give effect to the securities currently issued and outstanding, and the issuance of securities in connection with the Merger. For a description of the Common
Stock see DESCRIPTION OF SECURITIES.

SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto.

FINANCIAL STATEMENTS.

LIGHT MANAGEMENT GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

YEAR ENDED DECEMBER 31, 1999





                                                  1998            1999

SUMMARY OF OPERATING REVENUES                        $  0.00     $ 1,061,572.00

General, selling and administrative expenses      $ 1,631.00        $664,159.00

Net profit per common share                            $0.00            $ (0.01)

Total assets                                         $  0.00     $ 2,037,589.00


MANAGEMENT

As of December 31, 1999, the Board of Directors and officers consisted of Barrington L. Simon, Bryan Latimer and Ian Brock.



Name / Title / Address            Age      Start of Term        Start of Term on
                                           on Light Board       Exclusive Board

================================================================================

Barrington L. Simon                53      May 19, 1999         March 24, 2000
Chief Executive
Officer and Director
3060 Mainway, Suite 310
Burlington, Ontario Canada
L7M1A3

Bryan Latimer                      34      May 19, 1999         March 24, 2000

Ian Brock                          61      May 19, 1999         March 24, 2000


BARRINGTON L. SIMON

Mr. Simon has been Chief Executive Officer and
Director of the Issuer since May 19, 1999. Since 1996 to present, he has been the President of Omega Financial Services, Inc. a Southern Ontario financial planning services firm. Mr. Simon attended a general business degree program at the Stratford Technical College England. Upon immigration to Canada he received recognition and the designation Certified General Account. Mr. Simon has worked for many reputable companies such as Mercantile Bank of Canada (currently known as Citibank), Halton Credit Union, Colortron Photo Services, Taylor Liebow Chartered Accountant and PPG Canada Limited. In addition to working for the above companies, he has owned and operated his own financial services company.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of our Common Stock (i) before the Merger as of the date of this Prospectus, and (ii) as adjusted to reflect the shares issued in the Merger, by each person who is known by the Company to own more than 5% of our outstanding Common Stock; each of our directors; and directors of the Company as a group:

Security ownership of certain beneficial owners-LIGHT MANAGEMENT GROUP, INC. as of December 31, 1999/Pre-Merger



Title of      Name/Address of Owner                Shares          Percent of
Class                                              Beneficially    Class
                                                   Owned
============================================================
Common       Barrington L. Simon                   4,786,023        29.5 %
             3060 Mainway, Suite 310
             Burlington, Ontario Canada L7M1A3

Common       Bryan Latimer                          300,000          1.8%
             967 Glenwood Avenue
             Burlington, Ontario
             Canada  L7L 2K1

Common       Ian Brock                              20,000         Less than 1 %
             2164 Alconbury Cres.

             Burlington, Ontario
             Canada   L7P 3C4


Post-Merger/shown in common stock of the new company


Title of     Name/Address of Owner          Shares         Percent of
Class                                       Beneficially   Class
                                            Owned
============================================================
Common       Barrington L. Simon           4,786,023         30.5%
             3060 Mainway, Suite 301
             Burlington, Ontario Canada
             L7M1A3

Common       Bryan Latimer                 300,000           1.9%
             967 Glenwood Avenue
             Burlington, Ontario
             Canada  L7L 2K1

Common       Ian Brock                     20,000          less than 1 %
             2164 Alconbury Cres.
             Burlington, Ontario
             Canada   L7P 3C4

Common       Gary Pare
             4181 Sladeview Crescent,44      500,000              3.1%
             Mississauga, Ontario,
             Canada L5L 5R2.

Common       Officers and Directors        5,106,023          32.6%
            (3 individuals)

Resumes of Post-Merger Officers and Directors

BARRINGTON L. SIMON

Mr. Simon has been Chief Executive Officer and
Director of the Issuer since May 19, 1999. Since 1996 to present, he has been the President of Omega Financial Services, Inc. a Southern Ontario financial planning services firm. Mr. Simon attended a general business degree program at the Stratford Technical College England. Upon immigration to Canada he received recognition and the designation Certified General Account. Mr. Simon has worked for many reputable companies such as Mercantile Bank of Canada (currently known as Citibank), Halton Credit Union, Colortron Photo Services, Taylor Leibow Chartered Accountant and PPG Canada Limited. In addition to working for the above companies, he has owned and operated his own financial services company.

BRYAN LATIMER

Mr. Latimer, has successfully owned and operated an automobile dealership specializing in the exportation of vehicles, fleet leasing and specialty application vehicles. In addition to being a member of the Chamber of Commerce of Burlington Ontario Canada, Mr. Latimer is registered with the Ontario Minister of Consumer and Commercial Relations, currently known as the OMVIC. Prior to owning his business, Mr. Latimer worked for Daymond Vynal Products, a division of Red Path Sugar, as a distribution coordinator. Mr. Latimer is married with three children and stables standard bred horses.

IAN BROCK

Mr. Brock comes to the Company with a strong sales background working with such companies as York International, as Sales Manager, GE Technical, as Sales Manager, Phillips Industries Engineered Productions, as Sales Engineer and American Standard Engineered Productions, as Sales Engineer. Mr. Brock is currently Pastor of the Brock Faith Ministries in Ontario Canada. He is married with two children.

MARKET PRICE AND DIVIDEND POLICY

Registrants common stock is traded at a value of approximately
$6.00 per share (US dollars) determined by the value of the shares at noon New York time the date of the Agreement.

The Registrant has never paid a cash dividend, however, Light does anticipate that it will, at some undetermined point in the future, declare a dividend distribution. The value, if any, of the distribution has not been determined and the mere inclusion of this intent to declare a distribution should not in any way be construed as giving a value to such dividend.

DESCRIPTION OF SECURITIES

Light Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares have the ability to elect the directors. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of assets legally available therefor. In the event of liquidation, dissolution or winding up of the Company the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference. The Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable. The Company's Certificate of Incorporation, as amended, authorizes 100,000,000 shares of $.001 par value Common Stock, of which 16,177,424 shares were issued and outstanding as of September 30, 1999. All of the issued and outstanding shares of Common Stock are fully paid, validly issued and non-assessable.

Transfer Agent. The Transfer Agent and Registrar for the Common
Stock is General Securities Transfer Agency, Inc. a Stock Transfer Company located at 3614 Calle del Sol NE, Albuquerque.
Warrants.  No Light warrants are outstanding.

LITIGATION

No material legal proceedings are pending to which Light or any of its property is subject and to the knowledge of Light, there are no other proceedings threatened.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATING

Included in Light's financial statements (see attached FINANCIAL STATEMENTS)

For quantitative or qualitative information on Market Risk see ITEM 3 - RISK FACTORS.

ITEM 17.     INFORMATION WITH RESPECT TO EXCLUSIVE

EXCLUSIVE/BUSINESS

Exclusive was incorporated in Ontario Canada on August 24, 1995. It is a privately held Canadian corporation. Exclusive's primary, and sole, activity has been the marketing of advertising space on Toronto's GO Transit System. It holds the exclusive contract to sell such advertising space. There are 100 shares outstanding, book value $1.00. Stock is not traded.

Security Ownership of Certain Beneficial Owners/Exclusive as of December 31, 1999 Pre-merger

Title of       Name/Address of Owner       Shares          Percent of  Percent
Class                                      Beneficially    Class       Of Class
                                           Owned                       Diluted
=====================================================================
common       Gary Pare                     100             100%         100%
             4181 Sladeview Crescent,
             Unit 44, Mississauga, Ontario,
             Canada L5L 5R2.



EXCLUSIVE-SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto.

FINANCIAL STATEMENTS.

EXCLUSIVE ADVERTISING, INC.

Year End December 31, 1999


SUMMARY OF OPERATIONS
REVENUES                               296,182
COSTS OF SALES                         261,761
TOTAL OPERATING EXPENSES                57,839
OTHER INCOME                                56
EXTRAORDINARY ITEMS                          0
NET PROFIT                             (23,418)
NET PROFIT PER COMMON SHARE
BASIC                                    (.004)

SUMMARY BALANCE SHEET DATA
TOTAL ASSETS                           104,191

INFORMATION REGARDING EXCLUSIVE SECURITIES

Exclusive's stock is not traded.

Prior to the merger, Exclusive had 100 shares of common stock outstanding. Exclusive has never paid a cash dividend and has no present intention of so doing.

There are no recent sales of Exclusive's unregistered securities to be reported.

EXCLUSIVE MANAGEMENT

GARY PARE

Gary Pare, an ordained minister active in church planning, was born, raised and educated in Canada. Mr. Pare holds a business degree from York University and has a Certificate in Electronic Technology. Mr. Pare worked for many years with Rogers Cable Systems, Inc., before he co-founded "A Signplace & Associates, Inc., " a business in which he has served as a president and which has been based for the last 11 years in Mississauga, Ontario, Canada. Mr. Pare is the founder and President of Exclusive Advertising.

Gary Pare will not be director or officer in Light.

EXCLUSIVE EXECUTIVE COMPENSATION

Exclusive has not entered into employment agreements with any of its employees

EXCLUSIVE CERTAIN TRANSACTIONS

None

ITEM 18.     PROXY INFORMATION

FINANCIAL STATEMENTS

Financial Statements-Light

Reports of Independent Auditor, Dated December 31, 1998, and December 31, 1999.

Balance Sheets as of and for the Period Ended September 30, 1999.

Statement of Operation for the years ended two years and for the period ended September 30, 1999.

Financial Statements-Exclusive

EXCLUSIVE Advertising
Balance Sheet as At 12/31/1999

ASSETS
Current Assets
  Petty Cash                                   0.00
  Royal Bank Account                       4,786.38
  Scotia Bank Account                     31,645.77
                                         -------------
Total Cash                                                  36,432.15
Accounts Receivable                       66,333.15
Allowance for Doubtful Accounts                0.00
Advances                                     895.00
                                         -------------
Total Receivable                                            67,228.15
Prepaids                                                       531.00
                                                           -------------
Total Current Assets                                       104,191.30

  Fixed Assets
Equipment                                                  272,169.84
Accumulated Depreciation-Equipment                         -15,539.50
                                                           -------------
Total Fixed Assets                                         256,630.34
                                                           -------------

  Other Assets
Goodwill                                                    36,000.00
Incorporation Cost                                               0.00
                                                           -------------
Total Other Assets                                          36,000.00
                                                           -------------
TOTAL ASSETS                                               396,821.64
                                                           ========

LIABILITIES

  Current Liabilities
             Account Payable                                85,004.94
             A/P-Gary Pare                   100.00
                                            -------------
             Total Accounts Payable                            100.00
             Corporate Taxes payable                             0.00
             PST Payable                                         0.00
             GST Charged on Sales         20,299.30
             GST Paid on Purchases       -48,665.08
                                        -------------
             GST Owing (Refund)                            -28,365.75
                                                           -------------
Total Current Liabilities                                   56,739.16
                                                           -------------

  Long Term Liabilities
             Bank Loan - Nova Scotia                       218,860.68
             Due To LMGI                                         0.00
             Due To LSSC                                   163,697.23
                                                           -------------
Total Long Term Liabilities                                382,557.91
                                                           -------------

TOTAL LIABILITIES                                          439,297.07
                                                           -------------

EQUITY

 Share Capital
             Common Shares                                       0.00
             Preferred Shares                                    0.00
                                                           -------------
Total Share Capital                                              0.00
                                                           -------------

 Retained Earnings
             Investor's Equity                             -19,057.53
             Retained Earnings - Previous Year                   0.00
             Current Earnings                              -23,417.90
                                                           -------------
Total Retained Earnings                                    -45,475.43
                                                           -------------

TOTAL EQUITY                                               -42,475.43
                                                           -------------
LIABILITIES AND EQUITY                                     396,821.64
                                                           ========



EXCLUSIVE ADVERTISING
Income Statement 01/01/1999 to 12/31/1999


REVENUE
Sales
 Sales - Posters                    254,275.68
 Sales - L.E.D.                      41,850.19
                                  -------------
Net Sales                           296,125.87
                                  -------------

Other Revenue
 Miscellaneous Revenue                   56.36
                                  -------------
Total Other Revenue                      56.36
                                  -------------

TOTAL REVENUE                       296,182.23
                                  -------------

EXPENSE

 Direct Costs
 Installations                       17,692.50
 L.E.D.'s                             2,957.24
 Deprecation - Equipment                  0.00
 Co Contract                        241,111.08
                                  -------------
Total Direct Costs                  261,760.82
                                  -------------

General & Administrative Expenses
 Accounting                           3,750.00
 Advertising                         -5,022.51
 Bad Debts                                0.00
 Legal                                1,115.00
 Courier & postage                      873.66
 Consulting                               0.00
 Sales Agent                         24,309.05
 Depreciation Expense                15,539.50
 Income Taxes                             0.00
 Insurance                            1,062.00
 Interest Charges                     4,617.62
 Bank Charges                           675.96
 Office Supplies                         46.31
 Miscellaneous                           38.00
 Salaries & Wages                         0.00
 Rent                                 9,000.00
 Repair & Maintenance                     0.00
 Telephone                               36.94
 Travel & Entertainment               1,797.78
 Utilities                                0.00
                                    -------------
Total General & Admin. Expenses      57,839.31
                                    -------------

TOTAL EXPENSE                       319,600.13
                                    -------------

NET INCOME                          -23,417.90
                                    ===========

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.
 This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to make such offer or solicitation in such jurisdiction.

     PART II

ITEM 20.     INDEMNIFICATIONS OF OFFICERS AND DIRECTORS

The bylaws of Light do provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of Exclusive also provide for such indemnification, and management intends that the bylaws of the surviving post-merger entity shall provide for indemnification of officers and directors to the extent permitted by Nevada law.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him.

Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

This Registration Statement incorporates Light's Form 10QSB filed
April 9, 1999 and the following Exhibits thereto:

EXHIBITS

3.1 Articles of Incorporation/Light

3.2 Bylaws/Light

4.1 Agreement and Plan of Merger

4.2  Consent of Directors/Light

4.3 Consent of Directors/Exclusive

13.1 Financial Statements/Light

13.2 Financial Statements/Exclusive

13.3 Latest Quarterly Report to Security Holders on
Form 10-Q/Light

13.4 Changes in Accountant/Light, Form 8-K

          24.     Special Power of Attorney
          27     Financial Data Schedule

The following financial statements are also incorporated by reference to the Form 10-SB:

EXHIBITS

3.1     Articles of Incorporation Light

3.2      By-Laws Light

The following financial statements are also incorporated by reference to the Form 10-SB:

PRO-FORMA FINANCIAL STATEMENTS LIGHT

Unaudited Pro-Forma Consolidated Balance Sheet as of March 31, 1999

Unaudited Pro-Forma Consolidated Income Statement for the first quarter and nine months ended March 31, 1999.

FINANCIAL STATEMENTS LIGHT

The Financial Statements required by Item 310 of Regulation S-B
(in the form of the latest Annual Report on Form 10-Q) are incorporated by reference in this Prospectus.

FINANCIAL STATEMENTS Exclusive

The Financial Statements required by Item 310 of Regulation S-B
(in the form of the latest Annual Report on Form 10-Q) are incorporated by reference in this Prospectus, and are set forth in their entirety as Exhibits 13.1 to this Form S-4.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Registrant's independent accountant, S.W. Hatfield, CPA, resigned, effective December 10, 1999. The change in accountants was not recommended or approved by the Board of Directors.

Registrant has retained the services of James E. Slayton, CPA, 2858
West Market Street, Suite C, Fairlawn, OH 44333, as the principal
independent accountant, effective January 20, 2000.   See registrant's Form 8-k
incorporated herein by reference.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Prospectus under the heading Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the Prospectus under the heading Use of Proceeds.

RECENT SALES OF UNREGISTERED SECURITIES

     None.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 22.  UNDERTAKINGS

(a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plans annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by person who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) (i) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of Ontario, Canada, on May 5, 2000.

LIGHT MANAGEMENT GROUP, INC.

By:/s/ Barrington L. Simon
BARRINGTON L. SIMON,
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Special Power of Attorney

The undersigned constitute and appoint Barrington L. Simon their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-4 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney0in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                    Date
/s/Barrington L. Simon        Chief Executive
Barrington L. Simon           Officer, Director        May 5, 2000

/s/ Bryan Latimer             Director                 May 5, 2000
Bryan Latimer

/s/ Ian Brock                 Director                 May 5, 2000

EXHIBIT INDEX

Exhibit
Number          Description                           Method of Filing
3.1             Articles of Incorporation             Incorporated by Reference
3.2             Bylaws/Light                          Incorporated by Reference
4.1             Agreement and Plan of Merger          See Below
4.2             Consent of Directors/Light            See Below
4.3             Consent of Directors/Exclusive        See Below
13.1            Financial Statements of Light
                Management Group, Inc.                See Below
13.2            Financial Statements of Exclusive
                Advertising, Inc.                     See Below
13.3            Latest Quarterly Report to Security
                Holders on Form 10-Q                  See Below
23.2            Consent of Accountants/Light          See Below
24              Special Power of Attorney             See Signature Page
27              Financial Data Schedule               See Below